Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-164218) and Form S-8 (333-156131, 333-156133, 333-156136 and 333-172077) of Clearwater Paper Corporation of our report dated April 30, 2010 relating to the financial statements of Cellu Tissue Holdings, Inc., which appears in the Current Report on Form 8-K/A of Clearwater Paper Corporation dated March 11, 2011.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

March 11, 2011